SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2005

FindWhat.com, Inc.
(Exact Name of Registrant as specified in its charter)

Delaware	0-30428	88-0348835

(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification Number)

5220 Summerlin Commons Boulevard
Fort Myers, Florida 33907
(239) 561-7229
(Address, including zip code, and telephone number
including area code of Registrant’s
principal executive offices)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

     On April 15, 2005, Espotting Media (UK) Limited, a wholly-owned subsidiary of FindWhat.com, Inc. (the “Company”) entered into a Lease with Commercial Union Life Assurance Company Limited, of London (the “Lease”), pursuant to which Espotting is leasing 17,589 square feet of office space located at 194 Euston Road in London, which serves as a replacement to our previous London facilities. We took possession of the new London space on April 15, 2005. The Lease for the new London facilities anticipates a minimum lease term through April 2011 and has total lease payments consisting of applicable taxes, charges and other customary expenses plus the amount of £153,231 from April 3, 2006 to October 2, 2006 (payable quarterly on a pro rata basis), £1,552,152 from October 3, 2006 to April 17 2010 (payable quarterly on a pro rata basis), and thereafter an annual lease payment of £526,194 (payable quarterly on a pro rata basis). Other than taxes, charges and other customary expenses, there is generally no lease payment due from the date of execution through April 2, 2006. A copy of the Lease is attached hereto as Exhibit 99.1 and incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FindWhat.com, Inc.
Date: April 20, 2005	By:	/s/ Phillip R. Thune
Phillip R. Thune President and Chief Operating Officer